================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                             ______________________

                                   FORM 8-K/A



             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 April 16, 1997

                         Commission File Number 1-11512


                             ______________________

                         SATCON TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)
                             ______________________

 State of Incorporation:  Delaware              I.R.S. Employer Identification.
                                                        No. 04-2857552



                                161 First Street
                            Cambridge, MA 02142-1221
                    (Address of principal executive offices)



                                 (617) 661-0540
              (Registrant's telephone number, including area code)



                                 Not Applicable
         (Former name or former address, if changed since last report)

================================================================================

                               TABLE OF CONTENTS



ITEM     7:  FINANCIAL STATEMENTS AND EXHIBITS

a)   Financial Statements of Film Microelectronics, Inc.

Report of Independent Accountant.......................................   1
Balance Sheet at February 28, 1997.....................................   2
Statement of Operations for the year ended
 February 28, 1997.....................................................   3
Statement of Stockholder's Equity for the year ended
 February 28, 1997.....................................................   4
Statement of Cash Flows for the year ended February 28, 1997...........   5
Notes to Financial Statements..........................................   6

b)  Pro Forma Financial Statements.

Introduction to Unaudited Combined Condensed Pro Forma
 Financial Statements..................................................  13

Unaudited Pro Forma Combined Condensed Balance Sheet as of March
 31, 1997..............................................................  14
Notes to Unaudited Pro Forma Combined Condensed Balance Sheet..........  15
Unaudited Pro Forma Combined Condensed Consolidated Statement of
 Operations: Year Ended September 30, 1996.............................  16
Six Months Ended March 31, 1997........................................  17
Notes to Unaudited Pro Forma Combined Condensed Statements of
 Operations for the twelve and six month periods ended September 30,
 1996 and March 31, 1997 respectively..................................  17

c)  Exhibits
    None.

Signatures.............................................................  18

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Film Microelectronics, Inc.:

We have audited the balance sheet of Film Microelectronics, Inc. as of February 28, 1997 and the related statement of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Film Microelectronics, Inc. as of February 28, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.
/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 20, 1997

                          FILM MICROELECTRONICS, INC.

                                 BALANCE SHEET

                               February 28, 1997



                       ASSETS
Current assets:
  Cash                                                       $    5,656
  Accounts receivable, less allowance
    for doubtful accounts of $35,968                            660,717
  Inventories (Note 3)                                        1,178,418
  Prepaid expenses and other current assets                     117,970
  Deferred tax asset                                            139,451
                                                             ----------

    Total current assets                                      2,102,212
                                                             ----------

Property and equipment, net (Note 4)                            217,674
Deferred tax asset                                               67,890
                                                             ----------

    Total assets                                             $2,387,776
                                                             ==========
               LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Note payable (Note 5)                                         148,378
  Accounts payable                                              671,390
  Accrued expenses                                              301,734
  Taxes payable                                                 242,164
  Customer deposits                                             137,747
  Long-term debt - current portion (Note 6)                      89,689
  Note payable - stockholder current portion (Note 7)            82,537
                                                             ----------
    Total current liabilities                                 1,673,639
                                                             ----------

  Long-term debt (Note 6)                                       273,296
  Note payable - stockholder (Note 7)                           370,508
                                                             ----------

    Total liabilities                                         2,317,443
                                                             ----------
Commitments and contingencies (Note 9)

Stockholder's equity (Note 8):
  Common stock, $.01 par value,  200,000 shares authorized;
    1,000 shares issued and outstanding                              10
  Additional paid-in capital                                        990
  Retained earnings                                              69,333
                                                             ----------

    Total stockholder's equity                                   70,333
                                                             ----------

    Total liabilities and stockholder's equity               $2,387,776
                                                             ==========

   The accompanying notes are an integral part of the financial statements.

                          FILM MICROELECTRONICS, INC.

                            STATEMENT OF OPERATIONS

                      for the year ended February 28, 1997

Net sales                                               $5,000,827

Cost of sales                                            4,188,845
                                                        ----------

Gross profit                                               811,982
                                                        ----------

Operating expenses:
 General and administrative                                570,703
 Selling and marketing                                     475,320
 Research and development                                   84,026
                                                        ----------

 Total operating expenses                                1,130,049
                                                        ----------

Loss from operations                                      (318,067)
                                                        ----------

Interest expense, net                                      101,934
                                                        ----------

Loss before income taxes                                  (420,001)

Benefit from income taxes                                 (167,085)
                                                        ----------

Net loss                                                $ (252,916)
                                                        ==========

Net loss per share                                      $  (252.92)
                                                        ==========

Weighted average number of common shares outstanding         1,000
                                                        ==========

   The accompanying notes are an integral part of the financial statements.

                          FILM MICROELECTRONICS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                      for the year ended February 28, 1997



                                         Common Stock      Additional                      Total
                                        --------------      Paid-In      Retained       Stockholder's
                                        Shares  Amount      Capital      Earnings          Equity
                                        ------  ------     ----------   ---------       -------------

Balance, February 29, 1996               1,000  $   10     $      990   $ 322,249       $     323,249
Net loss                                                                 (252,916)           (252,916)
                                         -----  ------     ----------   ----------      --------------
Balance, February 28, 1997               1,000  $   10     $      990   $  69,333       $      70,333
                                         =====  ======     ==========   ==========      ==============


   The accompanying notes are an integral part of the financial statements.

                          FILM MICROELECTRONICS, INC.

                            STATEMENT OF CASH FLOWS

                     for the year ended February 28, 1997


Cash flows from operating activities:
  Net  loss                                                        $  (252,916)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization                                       86,854
    Provision for deferred taxes                                       (52,441)
    Changes in operating assets and liabilities:
      Accounts receivable                                             (151,726)
      Prepaid expenses and other assets                                (38,126)
      Inventory                                                       (127,278)
      Accounts payable                                                 145,573
      Accrued expenses                                                 185,393
      Taxes payable                                                   (114,644)
      Customer deposits                                                (13,503)
                                                                   ------------

         Net cash used for operating activities                       (332,814)
                                                                   ------------
Cash flows used in investing activities:
  Purchase of property and equipment                                   (39,066)
                                                                   ------------
Cash flows from financing activities:
  Proceeds from note payable                                         1,547,863
  Payments on note payable                                          (1,399,485)
  Proceeds from long-term debt                                         300,000
  Payments of long-term debt                                           (10,000)
  Payments on note payable - stockholder                               (80,342)
  Payments on capital leases                                           (51,839)
                                                                   ------------

         Net cash provided by financing activities                     306,197
                                                                   ------------
Net decrease in cash and cash equivalents                              (65,683)

Cash and cash equivalents, beginning of year                            71,339
                                                                   -----------

Cash and cash equivalents, end of year                             $     5,656
                                                                   ===========
Supplemental cash flow information:
  Interest paid                                                    $   101,934

Non-cash transactions:
  Equipment acquired under capitalized leases                      $    58,579


   The accompanying notes are an integral part of the financial statements.

                          FILM MICROELECTRONICS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.  Nature of Business:
    -------------------

    Film Microelectronics, Inc. (the "Company" or "FMI") is engaged principally in designing, manufacturing and testing custom and standard multi-chip modules and hybrids for the avionics industry worldwide.

    The Company was incorporated in 1995 and on February 28, 1995 of the assets of the Company's predecessor also known as Film Microelectronics, Inc. ("Old FMI") were transferred to the Company in exchange for the assumption of Old FMI's liabilities.

    Under the terms of a Settlement Agreement dated May 4, 1992 (the "Settlement Agreement"), the Company's sole stockholder, who was a minority stockholder of Old FMI, was awarded a liquidation preference in the net assets of Old FMI in the amount of $2.0 million in a dispute with the majority stockholder of Old FMI. Also, under the terms of the Settlement Agreement, the stockholder of the Company was appointed the liquidator of Old FMI.

    As liquidator, the stockholder was to liquidate the Company and after payment of its creditors, distribute the balance of the proceeds, if any, to the stockholders of Old FMI. The Company continued operations until February 28, 1995, at which time the stockholder transferred the net assets of Old FMI to the Company to satisfy approximately $1.3 million of the liquidation preference. Concurrent with this transfer, the stockholder agreed to convert the balance of the liquidation preference to a note of $600,000 (see Note
    7). Since the two entities were controlled by the same party, the transfer was not considered a purchase under generally accepted accounting principles and accordingly the net assets were recorded at their previous net book value.

2.  Significant Accounting Policies:
    -------------------------------

    Cash and Cash Equivalents

    The Company considers cash and cash equivalents to include demand deposits and investments in money market accounts.

    Revenue Recognition

    Revenue from product sales is recognized at the time of shipment.

    Concentration of Credit Risk

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. One customer accounted for approximately 12% of accounts receivable and 40% of revenues as of and for the year ended February 28, 1997. The Company does not require collateral from its customers. To reduce credit risk, the Company routinely assesses the financial strength of its

                                   Continued

                          FILM MICROELECTRONICS, INC.

    customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

    Inventories

    Inventories are valued at the lower of cost or market, with cost determined under the first-in, first-out method.

    Net Loss Per Common Share

    Net loss per common share is computed using the weighted average number of shares of common stock outstanding. As there are no common stock equivalents, fully diluted net loss per common share is equal to the reported primary net loss per share.

    Property and Equipment

    Property and equipment are recorded at cost. Repairs and maintenance are charged to expense as incurred. Depreciation is provided by use of the straight-line method over estimated useful lives of three to seven years. Upon retirement or sale, the cost of the assets disposed of and related accumulated depreciation are removed from the accounts and resulting gain or loss is included in the determination of net income or loss.

    Income Taxes

    Income taxes are accounted for in accordance with Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    Use of Estimates

    The Company's preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reported period. The most significant estimates included in these financial statements include accounts receivable, allowance for doubtful accounts and inventory valuation allowances. Actual results could differ from those estimates.

    Effect of Recent Accounting Pronouncements

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share," (SFAS 128), which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier application is not permitted. SFAS 128 specifies the computation, presentation and disclosure requirements for

                                   Continued

                          FILM MICORELECTRONICS, INC.

     earnings per share. Management believes that the adoption of SFAS 128 would not have a material impact on earnings per share as reported.



3. Inventories:
   ------------

   Inventories consist of:

                                                                        1997
                                                                        ----

    Raw materials                                                   $  454,166
    Work in process                                                    724,252
                                                                    -----------
    Total                                                           $1,178,418
                                                                    ===========

4. Property and Equipment:
   -----------------------

   Property and equipment consists of:
                                                                        1997
                                                                        ----

     Machinery and equipment                                        $  290,389
     Capital leases                                                    290,215
     Leasehold improvements                                            159,020
     Office furniture                                                   15,915
     Computer equipment                                                 58,075
                                                                    -----------
                                                                       813,614

     Accumulated depreciation and amortization                        (595,940)
                                                                    -----------
     Total                                                          $  217,674
                                                                    ===========

    Equipment under capital leases at February 28, 1997 included in property, plant and equipment consists of:
     Leased equipment                                                  290,215
     Less accumulated amortization                                    (203,767)
                                                                    -----------

                                                                    $   86,448
                                                                    ===========

Depreciation and amortization was approximately $86,854 for the year ended February 28, 1997.

                                   Continued

                          FILM MICROELECTRONICS, INC.

5. Note Payable:
   -------------

   In 1996, the Company entered into an agreement with a bank for a line of credit totaling $200,000. Borrowings under the agreement are to be used for general corporate purposes and incur interest at 11.75% per annum. The note is collateralized by the Company's receivables, inventories and fixed assets. At February 28, 1997, $148,378 was outstanding under this agreement. The line of credit was repaid and terminated in April 1997 (see Note 12).

6. Long-Term Debt:
   --------------

   Long-term debt consists of the following at February 28:



   Term loan:
   Due in 1999, interest at 11.75%       $290,000

   Capitalized lease obligations           72,985
                                         --------

                                          362,985

   Less current portion                    89,689
                                         --------
   Total long-term debt                  $273,296
                                         ========

   In 1996, the Company entered into an agreement with a bank for a term loan totaling $300,000. Borrowings under the agreement are to be used for general corporate purposes and accrues interest at 11.75% per annum. The note is collateralized by the Company's receivables, inventories and fixed assets. The note was repaid in April 1997 (see Note 12).

7. Note Payable - Stockholder:
   --------------------------

   At February 28, 1997, the outstanding balance of this note was $453,045, of which $82,537 was classified as current. The note accrues interest at 6.5% per annum. The note is payable at $2,100 per week with a final payment of $188,432 payable on March 1, 2000.

8. Stockholder's Equity:
   --------------------

   On February 17, 1995, the Company issued 1,000 shares of common stock to a principal of the Company at $1.00 per share. The Company has not issued any shares subsequent to February 17, 1995.

                                   Continued

                          FILM MICROELECTRONICS, INC.

9. Commitments and Contingencies:
   -----------------------------

   The Company leases office space under an operating lease agreement and leases equipment under capital leases. Rent expense for 1997 was approximately $94,340.

   Future minimum payments under noncancelable leases at February 28, 1997 were as follows:



                                                         Capital      Operating
                                                         Leases        Leases
                                                         ------       ---------
Year ending February 28:
   1998                                                $  38,704    $  100,136
   1999                                                   27,102       105,052
   2000                                                    9,326       111,358
   2001                                                    9,326       112,808
   2002                                                    7,026       125,123
                                                       ----------   -----------
       Total minimum lease payments                    $  91,484    $  554,477
                                                       ==========   ===========


   Less amount representing interest                      18,499
   Present value of net minimum capital lease payments    72,985
   Less current portion                                   29,689
                                                       ----------

   Long-term obligations under capital leases,
    less current portion                               $  43,296
                                                       ==========

  Litigation

  The Company and its sole stockholder have been named in a civil action seeking damages and specific performance under the terms of the Settlement Agreement related to Old FMI (see Note 1). In April 1996, the Company provided the plaintiff with an accounting which indicated that Old FMI had a negative net worth, including the liquidation preference to the stockholder, on February 25, 1996 which indicated that no amounts were available to distribute to the remaining stockholders of Old FMI. To date, the Plaintiff has taken no further action. The Company intends to defend this claim vigorously and believes, based on the advice of counsel, that it has meritorious defenses. A loss if any related to the claim is not probable or estimable at this time and accordingly, no amounts have been accrued in the financial statements.

  The Company is a defendant in a case involving up to $214,000 of claims plus accrued interest at 12% per annum since 1992 related to a health insurance program. A loss, if any, related to the claim is not expected to have a material impact on the financial position or results of operations of the Company.

                                   Continued

                          FILM MICROELECTRONICS, INC.

10.  Income Taxes:
     ------------
     The components of the benefit for income taxes for the year ended February 28, 1997 are as follows:


                                                                   1997
                                                                   ----

      Current:
        Federal                                                $  (114,644)
        State                                                          -
                                                               ------------
        Total current                                             (114,644)

      Deferred:
        Federal                                                    (12,837)
        State                                                      (39,604)
                                                               ------------
        Total deferred                                             (52,441)
                                                               ------------

                                                               $  (167,085)
                                                               ============


   The components of the net deferred tax asset consisted of the following at February 28, 1997:



                                                                   1997
                                                                   ----

        State net operating loss                               $    21,142
        Accounts receivable allowances                              14,484
        Difference in depreciation methods                          67,891
        Accrued expenses                                            98,448
        Other                                                        5,376
                                                               -----------
        Net deferred tax asset                                 $   207,341
                                                               ===========

   Based on expected future taxable income including the gain resulting from the sale of the Company's assets (see Note 12), management believes sufficient income will be generated in the future to realize the deferred tax asset.
   The amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income are reduced.

   The analysis of the variance of income taxes as reported from income taxes compiled at the U.S. statutory federal income tax rate for continuing operations is as follows:

                                                                   1997
                                                                   ----

        Income taxes at U.S. statutory rate of 34%             $  (142,800)
        State income taxes                                         (26,139)
        Other, net                                                   1,854
                                                               ------------
                                                               $  (167,085)
                                                               ============

                                   Continued

                          FILM MICROELECTRONICS, INC.

    As of February 28, 1997, the Company has net operating loss carryforwards for state tax purposes of approximately $337,200.

11. Employee Benefit Plan:
    ---------------------

    The Company offers a 401(k) Employee Benefit Plan (the "401(k) Plan"). Under the 401(k) Plan, any employee who has completed three months of service and has attained the age of 21 years is eligible to participate. Under the terms of the 401(k) Plan, an employee may defer up to 15% of his or her compensation through contributions to the 401(k) Plan. The Company did not make a voluntary contribution to the Plan during fiscal 1997.

12. Subsequent Event:
    ----------------

    On April 15, 1997, the Company sold substantially all of its assets to a wholly-owned subsidiary of SatCon Technology Corporation in exchange for 420,000 shares of SatCon Technology Corporation common stock and the assumption by such subsidiary of trade payable aggregating approximately $710,000, up to $500,000 of notes payable and up to $500,000 of notes payable to a related party. Additionally, the subsidiary of SatCon Technology Corporation entered into a non competition agreement with Albert R. Snider, a stockholder of the Company requiring aggregate payments of $500,000.

INTRODUCTION TO UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

     On April 16, 1997, SatCon Technology Corporation ("SatCon") acquired substantially all of the assets and assumed certain of the liabilities of Film Microelectronics, Inc. pursuant to the terms of an Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 13, 1997, among SatCon Film Microelectronics, Inc., a wholly owned subsidiary of SatCon, FMI and Albert R. Snider, FMI's principle stockholder (the "Stockholder"). The aggregate consideration paid by SatCon for the acquired assets of FMI was (I) 420,000 shares of SatCon's common stock, par value $.01 per share, (ii) the assumption of trade payables aggregating approximately $710,000, and (iii) the assumption of indebtedness in an amount not to exceed $1 million. SatCon also entered into a non-competition agreement with the Stockholder requiring aggregate payments of $500,000. SatCon does not intend to register such stock under the Securities Act of 1933, as amended.

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1997 and the Unaudited Pro Forma Combined Condensed Statements of Operations for the twelve months ended September 30, 1996 and six months ended March 31, 1997 give effect to the asset purchase described above accounted for under the purchase method of accounting. The unaudited Pro Forma Combined Condensed Financial Statements are based on the historical Consolidated Financial Statements of SatCon and FMI under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the asset purchase was consummated on March 31, 1997 and the Unaudited Pro Forma Combined Condensed Statement of Operations for the twelve month period ended September 30, 1996 assumes the asset purchase was consummated on October 1, 1995. The Unaudited Pro Forma Combined Condensed Statement of Operations for the six month period ended March 31, 1997 assumes the asset purchase was consummated on October 1, 1996. The fiscal year of FMI ends on February 28. For purposes of presenting the Unaudited Pro Forma Combined Condensed Statements of Operations the historical statements of FMI were compiled on a fiscal year basis ended September 30, 1996, and six months ended March 31, 1997 consistent with SatCon's fiscal year end.

     For purposes of presenting the Unaudited Pro Forma Combined Condensed Balance Sheet, FMI's assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. These fair values are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting that could be material to SatCon's financial statements.

     The Unaudited Pro Forma Combined Condensed Financial Statements may not be indicative of the results that actually would have occurred if the asset purchase had been consummated on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and Notes for FMI and SatCon.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                MARCH 31, 1997

                                                                     SatCon           FMI
                                                                   Historical      Historical        Pro Forma          Pro Forma
                                                                     3/31/97        3/31/97         Adjustments          Combined
                                                                 --------------   ------------   ----------------   ---------------
ASSETS

Current assets:
  Cash and cash equivalents......................................   $3,676,287        -               ($493,829)(1)     $3,182,458
  Marketable securities .........................................    1,375,104        -                 -                1,375,104
  Accounts receivable, net ......................................    1,647,927    $  715,877            -                2,363,804
  Unbilled contract costs, net  .................................    3,459,289        -                 -                3,459,289
  Inventory......................................................      250,090     1,284,503            -                1,534,593
  Deferred tax asset.............................................      -             139,451           (139,451)(2)       -
  Prepaid expenses and other assets..............................      599,500        84,149            -                  683,649
                                                                 --------------   ------------   ----------------   ---------------
              Total current assets...............................   11,008,197     2,223,980           (633,280)        12,598,897
                                                                 --------------   ------------   ----------------   ---------------

Property and equipment,  net ....................................    4,767,663       204,114            775,086 (3)      5,746,863
Deferred tax asset...............................................      -              67,890            (67,890)(2)       -
Other assets.....................................................      621,209        -               1,944,095 (4)      2,565,304
                                                                 --------------   ------------   ----------------   ---------------
              Total assets.......................................  $16,397,069    $2,495,984         $2,018,011        $20,911,064
                                                                 ==============   ============   ================   ===============

LIABILITIES

Current liabilities:
  Note Payable and long-term debt (current portion)..............      -             225,515           (225,515)(5)       -
  Note Payable - stockholder current portion.....................      -              81,407            -                   81,407
  Customer deposits..............................................      -             137,747            -                  137,747
  Deferred revenue...............................................      203,407        -                 -                  203,407
  Accounts payable...............................................      220,797       798,775            -                1,019,572
  Taxes payable..................................................      -             242,164           (242,164)(2)       -
  Accrued payroll and payroll taxes..............................      289,372        -                 -                  289,372
  Other accrued expenses.........................................      252,554       295,600            455,000 (6)      1,003,154
                                                                 --------------   ------------   ----------------   ---------------
              Total current liabilities..........................      966,130     1,781,208            (12,679)         2,734,659
                                                                 --------------   ------------   ----------------   ---------------

  Long-term debt.................................................      -             268,241           (255,914)(7)         12,327
  Note payable - stockholder.....................................      -             365,485                  0            365,485
                                                                 --------------   ------------   ----------------   ---------------

  Total liabilities                                                    966,130     2,414,934           (268,593)         3,112,471
                                                                 --------------   ------------   ----------------   ---------------

Commitments......................................................      -              -                 -                 -

STOCKHOLDERS'  EQUITY

Preferred stock..................................................      -              -                 -                 -
Common stock.....................................................       74,881            10                (10)(8)         74,881
Additional paid-in capital.......................................   18,771,369           990          2,366,664 (5)     21,139,023
Retained earnings................................................   (3,381,799)       80,050            (80,050)(8)     (3,381,799)
Unrealized losses on marketable securities, net of tax effect ...      (33,512)       -                 -                  (33,512)
                                                                 --------------   ------------   ----------------   ---------------

              Total stockholders' equity.........................   15,430,939        81,050          2,286,604         17,798,593
                                                                 --------------   ------------   ----------------   ---------------

              Total liabilities and stockholders' equity.........  $16,397,069    $2,495,984         $2,018,011        $20,911,064
                                                                 ==============   ============   ================   ===============


   The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the asset purchase, which was accounted for under the purchase method of accounting, as if it had been consummated on March 31, 1997.

The following is a summary of adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

1) Represents repayment of two of FMI's liabilities by SatCon pursuant to the asset purchase agreement.

2) Represents the elimination of tax attributes which remain with FML after the acquisition.

3) Represents the adjustments to reflect the fair value of FMI's property, plant and equipment.

4)  Represents goodwill and intangible assets to reflect the fair value of FMI

5) Represents repayment of the current portion of two of FMI's liabilities by SatCon pursuant to the asset purchase agreement.

6) Represents an accrual for a future payment for a non-compete agreement ($500,000), elimination of an accrual for liabilities not assumed by SatCon ($170,000), and additional direct acquisition costs to be incurred by SatCon ($125,000).

7) Represents repayment of the long-term portion of two of FMI's liabilities by SatCon pursuant to the asset purchase agreement; $230,000 for a term loan and $25,914 for a term lease.

8) Represents the elimination of FMI's historical equity and adjustment of FMI's balance sheet to the purchase price.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
             FOR THE TWELVE MONTH PERIOD ENDED SEPTEMBER 30, 1996

                                                    SatCon          FMI
                                                  Historical     Historical      Pro Forma         Pro Forma
                                                   9/30/96        9/30/96       Adjustments        Combined
                                                ------------  ---------------  -------------    ---------------
Revenue......................................... $9,384,588      $4,409,893          -            $13,794,481
                                                ------------  ---------------  -------------    ---------------

Cost of sales...................................  3,940,674       3,655,383         155,018 (1)     7,751,075
Selling, general and administrative expenses....  8,023,441         977,251         359,113 (2)     9,359,805
Research and development expenses...............    893,628          80,861          -                974,489
                                                ------------  ---------------  -------------    ---------------

Total operating expenses........................ 12,857,743       4,713,495         514,131        18,085,369
                                                ------------  ---------------  -------------    ---------------

Operating loss.................................. (3,473,155)       (303,602)       (514,131)       (4,290,888)
Interest income/(expense), net..................    463,840         (81,546)         60,000 (3)       442,294
                                                ------------  ---------------  -------------    ---------------

Loss before income taxes........................ (3,009,315)       (385,148)       (454,131)       (3,848,594)
Benefit for income taxes........................   (144,479)         -             (181,652)(4)      (326,131)
                                                ------------  ---------------  -------------    ---------------

Net loss........................................ (2,864,836)       (385,148)       (272,479)       (3,522,463)
                                                ============  ===============  =============    ===============

Loss per common and common equivalent share.....     ($0.37)                                           ($0.45)
                                                ============                                    ===============

Weighted average shares outstanding.............   7,705,756                                        7,705,756

   The accompanying notes are an integral part of the financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE SIX MONTH PERIOD ENDED MARCH 31, 1997



                                                   SatCon           FMI
                                                 Historical      Historical     Pro Forma        Pro Forma
                                                  3/31/97         3/31/97       Adjustments       Combined
                                                 ----------      ----------     -----------      ----------
Revenue......................................... $5,041,672      $2,508,430              $0     $ 7,550,102
                                                 ----------      ----------     -----------     -----------

Cost of sales...................................  2,053,733       2,274,498          77,509(1)    4,405,740
Selling, general and administrative expenses....  4,045,607         612,924         112,056(2)    4,770,587
Research and development expenses...............     43,623          43,386          -               87,009
                                                 ----------      ----------     -----------     -----------

Total operating expenses........................  6,142,963       2,930,808         189,565       9,263,336
                                                 ----------      ----------     -----------     -----------

Operating loss.................................. (1,101,291)       (422,378)       (189,565)     (1,713,234)
Interest income/(expense), net..................    141,189         (87,381)       30,000(3)         83,808
                                                 ----------      ----------     -----------     -----------
Loss before income taxes........................   (960,102)       (509,759)       (159,565)     (1,629,426)
Benefit for income taxes........................     -             (203,903)        (63,826)(4)    (267,729)
                                                 ----------      ----------     -----------     -----------

Net loss........................................  ($960,102)      ($305,856)       ($95,739)    ($1,361,697)
                                                 ==========      ==========     ===========     ===========

Loss per common and common equivalent share.....     ($0.12)                                         ($0.17)
                                                 ==========                                     ===========

Weighted average shares outstanding.............   7,852,029                                      7,852,029


NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared to reflect the asset purchase as if it occurred on October 1, 1995. The asset purchase has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired (goodwill) is being amortized on a straight-line basis over a 15-year period. Pro Forma loss per share has been computed using the weighted average shares of common stock outstanding adjusted for the issuance of 420,000 shares in connection with the asset purchase.

The following is a summary of adjustments reflected in the Unaudited Pro Forma Combined Condensed Statements of Income:

1) Represents the increase in depreciation to reflect the fair value of FMI's property, plant and equipment.

2) Represents the elimination of an accrual for liabilities not assumed by SatCon, the amortization of goodwill and intangibles, and an accrual for a future payment related to a non-compete agreement ($100,000 and $50,000 for the twelve and six month periods ended September 30, 1996 and March 31, 1997, respectively).

3) Represents adjustments to interest expense for retirement of debt pursuant to the asset purchase agreement.

4) Represents the tax effect of the Unaudited Pro Forma Combined Condensed Statements of Income adjustments.


   The accompanying notes are an integral part of the financial statements.

Signature
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SATCON TECHNOLOGY CORPORATION


Date: June 30, 1997                   By:  /s/ David B. Eisenhaure

                                           David B. Eisenhaure, President
                                           and Chief Executive Officer



Date: June 30, 1997                   By:  /s/ Michael C. Turmelle

                                          Michael C. Turmelle, Vice President,
                                          Chief Financial Officer and Treasurer